Contact:
Patriot National Bank
900 Bedford Street
Stamford, CT 06901
Charles F. Howell
President and CEO
Robert F. O’Connell
SEVP & CFO
(203) 324-7500
FOR IMMEDIATE RELEASE

STAMFORD, CONNECTICUT, AUGUST 25, 2010 – Patriot National Bancorp, Inc. (NASDAQ:PNBK), parent of Patriot National Bank, announced the results of its Special Meeting of Shareholders held on August 25, 2010, including approval of the issuance and sale by the Company of shares to PNBK Holdings LLC (“Holdings”) pursuant to the Securities Purchase Agreement entered into in December 2009, subject to the terms and conditions set forth in the Securities Purchase Agreement.

The following matters were approved by the Company’s shareholders at the Special Meeting:

•	An amendment to the Company’s Certificate of Incorporation to reduce the par value of a share of Company common stock from $2.00 per share to $0.01 per share;
•	An amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of Company common stock from 60,000,000 to 100,000,000 shares; and
•
The Securities Purchase Agreement between the Company, Patriot National Bank and Holdings and the issuance and sale by the Company of approximately 33,333,333 shares of Company common stock (as adjusted) to Holdings.

“The approval of Patriot shareholders represents the completion of a required step in the Holdings transaction,” said Angelo De Caro, Chairman of Patriot.

“We are very excited that Patriot shareholders demonstrated such overwhelming support for the Holdings transaction,” said Mr. Michael Carrazza of Holdings.  “We believe that this transaction provides the means to restore the Bank to ‘well-capitalized’ status and positions Patriot for recovery and long-term sustainable growth.”

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of the Company to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements.  A discussion of certain risks in our reports filed with the SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and Quarterly Reports on 10-Q filed thereafter, which could cause actual results to differ from those projected.  We undertake no obligation to update such forward-looking statements except as required by law.